                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

                      November 21, 2003 (November 19, 2003)
                Date of Report (Date of earliest event reported)

                              E.DIGITAL CORPORATION
               (Exact name of registrant as specified in charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)

                                     0-20734
                            (Commission File Number)

                                   33-0591385
                        (IRS Employer Identification No.)

                         13114 Evening Creek Drive South
                           San Diego, California 92128
                    (Address of principal executive offices)

                                 (858) 679-1504
              (Registrant's telephone number, including area code)

ITEM 5.         Other Events.

         e.Digital Corporation ("e.Digital") entered into a Convertible Preferred Stock Purchase Agreement dated as of November 19, 2003 with a group of institutional and accredited investors (collectively, the "Investors") for the sale by e.Digital to the Investors of 12,770 shares of Series E Convertible Preferred Stock (the "Series E Stock") at a per share price of $100, for an aggregate amount of $1,277,000 The transaction was completed on November 19, 2003.

Dividends of 8% per annum are payable, with certain exceptions, either in cash or in shares of common stock ("Common Stock") at the election of the company. The stated dollar amount of Series E Stock, is convertible into fully paid and nonassessable shares of Common Stock at a conversion price $0.45 per share which is fixed for the first 90 days following the original issue date, and commencing 90 days following the original issue date, the conversion price shall equal the lower of (i) $0.45 and (ii) 85% of the average of the volume weighted average price per share during the ten consecutive trading days immediately preceding the conversion date. The maximum number of shares of Common Stock that e.Digital is required to issue upon conversions of the Series E Stock and payment of dividends thereon in shares of Common Stock is 9,157,895, except as may be subsequently modified as a consequence of certain possible penalties and other adjustments. The Series E Stock shall be subject to automatic conversion on November 19, 2005 subject to certain conditions. At November 19, 2003, the Series E Stock was convertible into approximately 2,837,778 shares of Common Stock.

The Series E Stock is redeemable in certain instances at e.Digital's option eighteen month upon the occurrence of certain triggering events including, without limitations, a lapse of a registration statement for ten non-consecutive trading days and certain other events. The redemption price upon such election following a triggering event is the greater of (a) 110% of the stated value or
(b) the product of the number of preferred shares multiplied by the closing market price multiplied by the stated value per share divided by the then conversion price per share.

The Company also issued to the Investors, Series A Warrants to purchase 1,702,667 shares of Common Stock at $0.60 per share until May 18, 2004 and Series B Warrants to purchase 851,333 shares of Common Stock at $1.00 per share until November 18, 2005.

The Investors were given registration rights under a Registration Rights Agreement requiring e.Digital to file a registration statement respecting the Common Stock within 30 days following the closing date of the purchase agreement. If the registration statement covering the shares held by the Investors is not filed within the timeframe specified in the Registration Rights Agreement, e.Digital will be obligated to pay liquidated damages to the Investors equal to 1.5% per month of the amount invested by the Investors. In the event that the registration statement is not declared effective by the Securities and Exchange Commission on or before the 120th day following the closing date, then e.Digital will be required to pay additional liquidated damages to the Investors equal to 1% per month of the of the amount invested by the Investors.

e.Digital incurred finder's fees of approximately $7,250 in cash and, in connection therewith, issued to such finder 9,666 Series A and 4,833 Series B Warrants.

ITEM 9. Regulation FD Disclosure.


         The exhibits attached to this Form 8-K are hereby furnished pursuant to
Item 9.




                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                           e.DIGITAL CORPORATION

                                           By: /s/ Renee Warden
    Date: November 21, 2003                ----------------------------
                                           Renee Warden, Chief
                                           Accounting Officer
                                           (Principal Financial
                                           and Accounting Officer
                                           and duly authorized to
                                           sign on behalf of the
                                           Registrant)




                                  EXHIBIT INDEX


Exhibit No.       Description
-----------       -----------


         3.7      Certificate  of  Designation   of   Preferences,   Rights  and
                  Limitations of Series E Preferred Stock.


         4.46 Form of Convertible Preferred Stock Purchase Agreement dated as of November 19, 2003 by and among e.Digital Corporation and 14 investors.


         4.47 Form of Registration Rights Agreement dated as of November 19, 2003 by and among e.Digital Corporation and 14 investors.